Exhibit 1

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

30 November 2023

Westpac Sustainability update

Westpac Banking Corporation ("Westpac") today provides the attached Sustainability update which will be referenced in a market briefing available to shareholders via webcast. Details are available at: www.westpac.com.au/investorcentre.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

SUSTAINABILITY MARKET UPDATE 30 November 2023 WESTPAC BANKING CORPORATION ABN 33 007 457 141

PETER KING Chief Executive Officer

3 1 This presentation contains ‘forward-looking statements’ and statements of expectation reflecting Westpac’s current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation. Further details on our commitments, targets and other supporting information is contained in our 2023 Annual Report, Climate Report and Sustainability Index and Datasheet.2 See our website for more information on our sustainability strategy: www.westpac.com.au/about-westpac/sustainability/our-strategy/ OUR COMMITMENT TO SUSTAINABILITY THEMES Support in good times and bad Simpler, safer bank Action on climate and nature OBJECTIVES FOUNDATIONS PILLAR Creating better futures together OUR PURPOSE Customer Easy Expert 2023 sustainability strategy1,2 Enhance financial inclusion and equality Strengthen data security and protection Become a net-zero, climate resilient bank Become a nature positive bank Equitable and inclusive society Advocate Respect and advance human rights Enable diversity and inclusion Robust environment and social risk management Reliable data and reporting Integration and organisational capability build Westpac Group November 2023 Sustainability Market Update

NET-ZERO, CLIMATE RESILIENT OPERATIONS COLLABORATE FOR IMPACT ON INITIATIVES TOWARDS NET-ZERO AND CLIMATE RESILIENCE SUPPORTING CUSTOMERS’ TRANSITION TO NET-ZERO AND TO BUILD THEIR CLIMATE RESILIENCE 4 Delivering on the three elements of our Climate Action Plan Westpac Group November 2023 Sustainability Market Update BECOMING A NET-ZERO, CLIMATE RESILIENT BANK OUR ACTION AREAS

ANTHONY MILLER Chief Executive, Business & Wealth

Agribusiness PETA WARD National GM, Regional & Agribusiness Hardship LISA POGONOSKI General Manager, Customer Solutions Operational emissions reduction CERI BINDING Head of Utilities & Direct Environment Case studies INTEGRATING SUSTAINABILITY ACROSS THE BANK 1 REDUCING OPERATIONAL EMISSIONS 2 SUPPORTING CUSTOMERS AS THEY TRANSITION TO NET-ZERO Transition plans and oil & gas AL WELSH MD, Corporate & Institutional Banking 3 HELPING CUSTOMERS FEELING THE PRESSURE OF COST-OF-LIVING CHALLENGES 6 Westpac Group November 2023 Sustainability Market Update

CLIMATE-RELATED OPPORTUNITIES 7 Becoming the transition partner of choice for customers BUILDING CAPABILITY SUPPORTING CUSTOMERS SUSTAINABLE FINANCE PRODUCTS AND SERVICES Westpac Group November 2023 Sustainability Market Update

NEW SUSTAINABLE FINANCE FRAMEWORK 8 Westpac Group November 2023 Sustainability Market Update Sustainable finance targets by 2030 Assess a sustainable finance transaction Determine the amount to be included in the targets Labelled lending or bond facilitation Unlabelled lending Qualifies if aligns with industry standards, principles & guidance, and/or third-party assured/verified Qualifies if eligible based on Westpac’s Sustainable Finance Taxonomy Assess ESG risks for customer/transaction, including against our position statements ASSESS GREEN TRANSITION SOCIAL SUSTAINABILITY $55bn $40bn Lending Bond Facilitation CLASSIFY/MEASURE MONITOR/REPORT OUR SUSTAINABLE FINANCE FRAMEWORK

CLIMATE-RELATED OPPORTUNITIES 9 Becoming the transition partner of choice for customers BUILDING CAPABILITY SUPPORTING CUSTOMERS SUSTAINABLE FINANCE PRODUCTS AND SERVICES Westpac Group November 2023 Sustainability Market Update

CERI BINDING Head of Utilities & Direct Environment

Multi-technology approach for national renewables outcome 11 Westpac Group November 2023 Sustainability Market Update 100% RENEWABLE ELECTRICITY, DIRECT OPERATIONS NATIONALLY1 Ararat Wind Farm, Victoria Berri Solar Farm + Battery, South Australia Cornerstone contracts supported over 125MW of new generation capacity Community and nature impact 1. Sourcing equivalent of 100% of Australian direct electricity demand from renewables from April 2023 Spark Renewables’ Bomen Solar Farm, near Wagga Wagga, NSW Flow Power’s Berri Energy Project, SA Multi-use, tree planting under Westpac contracts

97,431 62,360 44,031 21,048 14,762 2021 Actual (Location) 2021 Baseline (Market) Footprint, Hybrid model Renewables 2022 Actual (Market) Footprint, Hybrid model Renewables 2023 Actual (Market) 2030 Target (Market) TARGET TO REDUCE OPERATIONAL SCOPE 1 AND 2 EMISSIONS BY 64% BY 2025 AND 76% BY 2030 FROM OUR 2021 BASELINE2 12 (tCO2-e) REDUCING WESTPAC GROUP SCOPE 1 AND 2 EMISSIONS1 1 Refer to page 19 of the 2023 Climate Report and the Environment tab of the 2023 Sustainability Index and Datasheet for details of our operational targets. 2 2021 baseline adjusted for COVID-19 pandemic and other impacts. 3 Renewable numbers reflect global percentages. Westpac sourcing equivalent of 100% of Australian direct electricity demand from renewables from April 2023, this equates to 70% of our global consumption for FY23. 66% reduction 45% renewable 52% renewable 70% renewable, 100% nationally from April 20231 Scope 1: Direct impact i.e. fleet fuels, refrigerants, gas, diesel and LPG Scope 2: Indirect impact (purchased electricity) Westpac Group November 2023 Sustainability Market Update Renewables for international operations, EV Fleet 3 3

Supplier renewables, employee renewables, EV infrastructure, embodied carbon, boundary review 2021 Actual 71,738 97,891 63,377 61,044 48,945 2021 Actual/ Baseline (Market) Travel Footprint & Other Supplier Reductions 2022 Actual (Market) Travel Footprint & Other Supplier Reductions 2023 Actual (Market) 2030 Target (Market) Limited business travel and employee commute Supplier renewables, recycling Increased business travel and employee commuting TARGET TO REDUCE OUR SCOPE 3 UPSTREAM EMISSIONS BY 50% BY 2030 FROM OUR 2021 BASELINE2 13 (tCO2-e) UPSTREAM SCOPE 3 EMISSIONS1 1 Refer to page 19 of the 2023 Climate Report and the Environment tab of the 2023 Sustainability Index and Datasheet for details of our operational targets. 2 2021 baseline adjusted for COVID-19 pandemic and other impacts. Upstream scope 3 emissions: Indirect impact from sources not owned or controlled by Westpac Westpac Group November 2023 Sustainability Market Update 4% reduction

USING OFFSETS FOR RESIDUAL EMISSIONS 14 Westpac Group November 2023 Sustainability Market Update 3 2 1 Energy efficiency, hybrid technology, work practices, reduced use of raw materials Renewables, circularity (re-use, recycle, end-of-use treatment) Carbon offsets to neutralize residual operational emissions under certification standards Substitution Efficiency Offset Measure and reduce

AL WELSH MD, Corporate & Institutional Banking

Pilot Assessment Framework (FY23) Engaging with customers on their transition plans TRANSITION PLANS TARGETS Short and long-term emission reduction commitments across scope 1, 2 and 3. Commitment to net-zero by 2050 STRATEGY Details on initiatives to achieve the targets and the timing of implementation CAPITAL ALLOCATION How capital is being allocated to emission reduction or zero carbon projects REPORTING Detail provided on emission reporting, including baselines and progress on key projects GOVERNANCE Board experience on climate change/net-zero. How does Board assess climate issues. Linking of remuneration to emission reduction targets 16 Westpac Group November 2023 Sustainability Market Update — Leveraged global frameworks (e.g. CA100+, GFANZ) — Piloted with 20 emissions intensive customers in FY23 — Customers appreciated the guidance in this fast-evolving area — Customers looking for consistency on temperature alignment from government, banks and investors

17 Energy value chain needs to balance the increase in renewables with the reduction in oil and gas A key part of the energy transition Westpac Group November 2023 Sustainability Market Update ENERGY TRANSITION – UPSTREAM OIL AND GAS 1 A credible transition plan should be developed by reference to the best available science and should include scope 1, 2 and 3 emissions and actions the company will take to achieve greenhouse gas reductions aligned with pathways to net-zero by 2050, or sooner, consistent with a maximum temperature rise of 1.5°C above pre-industrial levels by 2100. Our upstream portfolio comprises 82% gas and 18% oil Engaging with upstream oil and gas customers on their transition plans: — Sector-wide progress in developing emissions reduction plans and achieving reductions to scope 1 and 2 emissions — Developing 1.5°C-aligned transition plans covering scope 1, 2 and 3 by 30 September 2025 will be challenging for sector — In FY24 we will engage further to understand our customers’ evolving decarbonisation strategies We will not provide project finance or bond facilitation for the development of new (greenfield) or expansionary oil and gas fields, including new associated dedicated infrastructure, unless in accordance with the International Energy Agency Net-Zero by 2050 scenario (2021) We will continue to provide corporate lending and bond facilitation where the customer has a credible transition plan1 in place by 30 September 2025 Positions, subject to national energy security 23% reduction in scope 1, 2 and 3 absolute financed emissions by 2030 from a 2021 baseline 2030 target

PETA WARD National General Manager, Regional & Agribusiness

50% 15% 7% 6% 5% 2% 2% 2% Agriculture 2% of TCE 19 Westpac’s exposure (%) Estimated FY23 financed emissions AGRICULTURE 1 Total Committed Exposure. Westpac Group November 2023 Sustainability Market Update Represents 2% of TCE1 and 26% of emissions FY23 absolute scope 1 & 2 financed emissions: 26.1MtCO2-e 26% 21% 14% 12% 6% 5% 5% 4% 3% Agriculture, forestry & fishing Utilities Manufacturing Residential Mortgages Trade Mining Transport & storage Services Property Accommodation, cafes & restaurants Construction Finance & insurance Property services & business services 1% 1% 1% 1% Residential Mortgages Finance & insurance Property Government, admin & defence Other Trade Services Manufacturing Agriculture, forestry & fishing Property services & business services Utilities Transport & storage Construction 1% 1% 1% 1% Accommodation, cafes & restaurants Mining 1% 2% 2%

AGRICULTURE

Targets to reduce operational emissions and improve productivity

Australian Dairy

Target: 10% reduction in scope 1 land management emissions intensity

Baseline & Target (tCO_2-e / t of FPCM)



1.2
1.0
0.8
1.04
0.93
FY21 FY22 FY23 FY24 FY25 FY26 FY27 FY28 FY29 FY30
2021 baseline
2030 target
SBTi FLAG Oceania Dairy Commodity Land Management Pathway

Australian Beef & Sheep

Target: 9% reduction in scope 1 land management emissions intensity

Baseline & Target (tCO_2-e / t of FW)



25
20
15
21.73
19.85
FY21 FY22 FY23 FY24 FY25 FY26 FY27 FY28 FY29 FY30
2021 baseline
2030 target
SBTi FLAG Oceania Beef Commodity Land Management Pathway

Deforestation

No further conversion of natural forest to agricultural land use within farm systems from 31 December 2025 for customers in scope of the targets

SBTi – Science Based Targets Initiative
FLAG – Forest, Land and Agriculture (target setting guidance and pathway)
FPCM – Fat and Protein Corrected Milk (production unit)
FW – Fresh Weight (production unit)

20 Westpac Group November 2023 Sustainability Market Update

Westpac GROUP

Decarbonisation pathway for Beef and Sheep is different to Dairy Emissions reduction and productivity go hand-in-hand Progressive and well-organised industry groups in Australia No one single initiative – many that in aggregate will support transition 21 Westpac Group November 2023 Sustainability Market Update Supporting customers in their transition to net-zero AGRICULTURE

General Manager, Customer Solutions LISA POGONOSKI

100% SOLUTION MODEL TO SUPPORT CUSTOMERS 23 No matter what the circumstances, Assist have a solution to support Westpac Group November 2023 Sustainability Market Update Payment arrangements Nil / Reduced payments Referral to specialist partners Interest Shading Preapproval Shortfall Waiver Term extension Debt reduction Straight to serviceability Voluntary Surrender Relocation assistance Referral out Interest rate reduction Shortfall settlements Debt waiver Supported Self-sale CUSTOMER ASSIST 100% SOLUTION SUITE

SUPPORTING CUSTOMERS THROUGH HARDSHIP 24 Customer case study Westpac Group November 2023 Sustainability Market Update Andrew SOUTH AUSTRALIA NO FAMILY LOCALLY 75% EQUITY UNEMPLOYED Approach Dedicated case manager, Sam — Initially provided Andrew with long-term payment arrangements and periods of forbearance — Further options provided including refinance, voluntary surrendering the property or self-sale — After decision made to sell the property, we supported Andrew to renovate property — Property sold 10 days after being listed — Andrew used proceeds to clear debt and buy another home, two streets from his favourite beach

ANTHONY MILLER Chief Executive, Business & Wealth

INTEGRATING SUSTAINABILITY ACROSS THE BANK 1 REDUCING OPERATIONAL EMISSIONS 2 SUPPORTING CUSTOMERS AS THEY TRANSITION TO NET-ZERO 3 HELPING CUSTOMERS FEELING THE PRESSURE OF COST-OF-LIVING CHALLENGES 26 Westpac Group November 2023 Sustainability Market Update

QUESTIONS

APPENDIX

29 Westpac Group November 2023 Sustainability Market Update COMPREHENSIVE SUSTAINABILITY REPORTING A suite of disclosures for more information and depth. 2021 Annual Report 2023 Annual Report Sustainable Finance Framework Modern Slavery Statement FY22 Natural Capital Position Statement Human Rights Position Statement and Action Plan Safer Children, Safer Communities 2022 Impact Report 2023 Sustainability Index and Datasheet Child Safeguarding Supplement 2023 Climate Report, includes Climate Change Position Statement and Action Plan Available at westpac.com.au/sustainability

SUSTAINABILITY RECOGNITION

INDUSTRY RECOGNITION

- Achieved highest ISS QualityScore for Social dimension
- Rated Prime status of "C" by ISS ESG
- Winners for the second year running in the SEEK Star Awards for Best Employer Brand initiative for our Graduate 'Uncommon minds' campaign

SUSTAINABILITY INDEXES

- Member of Dow Jones Sustainability Indices, Powered by the S&P Global CSA: At Dec 22, Westpac has received an S&P DJI ESG score of 68. We have been a member of the DJSI Indices since 2002
- Morningstar Sustainalytics: At Sep 23, Westpac has received an ESG Risk Rating of 21.1 from Sustainalytics and was assessed to be at Medium risk of experiencing material financial impacts from ESG factors[1]
- Member of the FTSE4Good Index Series, of which Westpac has been a member since 2001
- 2023 MSCI ESG Leaders Indexes Constituent: At Aug 23, Westpac has received an MSCI ESG Rating of A (score of 5.2 which is above Industry Average)[2]

INCLUSION AND DIVERSITY RECOGNITION

- Recognised in the Bloomberg Gender Equality Index for the 7th consecutive year
- Accredited as Level 1 Activate as a Carer Friendly Employer under the CarersNSW Carers + Employers Program
- Named within Top 10 Employer for gender equality through Equileap
- First Australian financial institution to be Disability Recruiter Accredited
- Bronze Accreditation for Australian Workplace Quality Index

1 Copyright ©2023 Sustainalytics. All rights reserved. The information, data, analyses and opinions contained herein: (1) includes the proprietary information of Sustainalytics and/or its content providers; (2) may not be copied or redistributed except as specifically authorized; (3) do not constitute investment advice nor an endorsement of any product , project, investment strategy or consideration of any particular environmental, social or governance related issues as part of any investment strategy; (4) are provided solely for informational purposes; and (5) are not warranted to be complete, accurate or timely. Neither Sustainalytics nor its content providers are responsible for any trading decisions, damages or other losses related to it or its use. The use of the data is subject to conditions available at https://www.sustainalytics.com/legal-disclaimers. 2 The inclusion of Westpac in any MSCI index, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement or promotion of Westpac by MSCI or any of its affiliates. The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names and logos are trademarks or service marks of MSCI or its affiliates.

30 Westpac Group November 2023 Sustainability Market Update

Westpac GROUP

SUSTAINABLE COMMITMENTS, PARTNERSHIPS AND ASSOCIATIONS

MAJOR COMMITMENTS, PARTNERSHIPS AND ASSOCIATIONS

Principles for Responsible Banking
Signatory (2019)

Toitū net carbonzero
certified (New Zealand)
Since 2019

UN Sustainable Development Goals
CEO Statement of Commitment (2016)

Paris Climate Agreement
Supporter (2015)

The Valuable 500
Signatory (2021)

The Equator Principles
Founding Adopter,
First Australian Bank (2003)

UN Environment
Programme
Finance Initiative
Founding Member (1991)
Banking Board Co-Chair
(since 2020)

Financial Stability Board's
Task Force on Climate-
related Financial
Disclosures
Align with and support

Taskforce on Nature-related
Financial Disclosures
Forum member (2021)

UN Women
Partner (2021)

Electric Vehicle Council
of Australia
Member (2022)

RE100, an initiative of The Climate
Group in partnership with CDP
Member (since 2019)

Commitment to United Nations Global
Compact Signatory (2002), Global
Compact Network Australia Founding
Member (2009)

WeConnect International
(for women owned businesses)
Member (2020)

Global Reporting Initiative
Align with

Industry-led UN-convened
Net-Zero Banking Alliance
Member, principals and steering groups
(NZBA governance bodies) (from 2023)

Climate Bonds Initiative
Partner

Carbon Markets Institute
Corporate Member

Australian Industry
Energy Transitions Initiative
Partner (2022)

Australian Sustainable Finance Institute
Founding Member

Sustainability Accounting
Standards Board
Align with

Climate Active Certification
(Australia)
Since 2012 (previously NCOS)

Supply Nation
(for Indigenous owned
businesses)
Founding Member (2010)

Social Traders
(for certified social enterprises)
Member (2016)

United Nations
Tobacco-Free Finance pledge
Founding Signatory (2018)

Green Building
Council of Australia
Member (since 2011)

31 Westpac Group November 2023 Sustainability Market Update

INVESTOR RELATIONS TEAM 32 Contact us Westpac Group November 2023 Sustainability Market Update INVESTOR RELATIONS CONTACT SHARE REGISTRY CONTACT Justin McCarthy General Manager, Investor Relations Arthur Petratos Manager, Shareholder Services Rebecca Plackett Head of Corporate Reporting and ESG Andrea Jaehne Head of Investor Relations, Ratings Agencies and Analysis Jacqueline Boddy Head of Debt Investor Relations James Wibberley Manager, Investor Relations Catherine Garcia Head of Investor Relations, Institutional Nathan Fontyne Graduate, Investor Relations For all shareholding enquiries relating to: – Address details and communication preferences – Updating bank account details, and participation in the dividend reinvestment plan For all matters relating to Westpac’s strategy, performance and results 1800 804 255 westpac@linkmarketservices.com.au investorcentre.linkmarketservices.com.au +61 2 9178 2977 investorrelations@westpac.com.au westpac.com.au/investorcentre

The information in this presentation is intended to be general information about Westpac Banking Corporation (Westpac) and its activities as at the date of this presentation. Full details on our sustainability strategies, commitments, targets and other supporting information is contained in our 2023 Annual Report and 2023 Climate Report. It is given in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should be seeking independent professional advice depending on their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information, including, without limitation, methodologies, modelling, scenarios, reports, benchmarks, standards, tools, metrics and data, derived from publicly available or government or industry sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements and metrics appear in a number of places in this presentation and include statements regarding our current intent, belief or expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy and risk management, including without limitation, climate change, net-zero, emissions intensity and other sustainability related statements, commitments and targets, projections, scenarios, risk and opportunity assessments, pathways, forecasts and metrics, forecasted economic indicators and performance metric outcomes, financial support to certain borrowers, indicative drivers, estimated emissions and other proxy data. These are subject to known and unknown risks, and there are significant uncertainties, limitations, risks and assumptions in the metrics and modelling on which these statements rely. In particular, the metrics, methodologies and data relating to climate and sustainability are rapidly evolving and maturing, including variations in approaches and common standards in estimating and calculating emissions, and uncertainty around future climate- and sustainability-related policy and legislation. There are inherent limits in the current scientific understanding of climate change and its impacts. Forward-looking statements may also be made by members of Westpac’s management, directors, officers or employees (verbally or in writing) in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers in this presentation. We use words such as ‘will’, ‘may’, ‘expect’, ‘indicative’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘anticipate‘, ‘believe‘, ‘probability‘, ‘risk‘, ‘aim‘, ‘target’, ‘plan’, ‘estimate‘, ‘outlook‘, ‘forecast‘, ‘goal’, ‘guidance’, ‘ambition’ ‘assumption’, ‘projection’, or other similar words that generally indicate forward-looking statements. These forward-looking statements reflect our current views as at the date of this presentation with respect to future events and are subject to change, certain risks and uncertainties and assumptions and other factors which are, in many instances, beyond the control of Westpac, its officers, employees, agents and advisors, and have been made based upon management’s current expectations, understandings or beliefs concerning future developments and their potential effect upon us. Although management currently believes these forward-looking statements have a reasonable basis, there can be no assurance that future developments or performance will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results, performance, conditions, circumstances or the ability to meet commitments and targets could differ materially from those we expect or are expressed or implied in such statements, depending on various factors, including without limitation significant uncertainties in climate change and sustainability related metrics and modelling as well as further development of methodologies, reporting or other standards which could impact metrics, data and targets. There are usually differences between forecast and actual results because events and actual circumstances frequently do not occur as forecast and their differences may be material. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in this presentation and in the section titled ‘Risk factors’ in Westpac’s 2023 Annual Report available at www.westpac.com.au. Investors should not place undue reliance on forward-looking statements and statements of expectation, including targets, particularly in light of the current economic climate and the significant global volatility. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements, whether as a result of new information, future events or results or otherwise, is disclaimed. Except as required by law, we assume no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. 33 Westpac Group November 2023 Sustainability Market Update DISCLAIMER DISCLAIMER